CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund VI, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:   March 23, 2004


                                    /s/ James M. Seneff, Jr.
                                    ------------------------------
                                    Name:  James M. Seneff, Jr.
                                    Title:   Chief Executive Officer



                                    A signed original of this written  statement
                                    required by Section 906 has been provided to
                                    CNL  Income  Fund  VI,  Ltd.   and  will  be
                                    retained by CNL Income Fund VI, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.